UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or

15(d) of the Securities

Exchange Act of 1934

Date of Report: July 6, 2020

(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	27-3008946 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SVVC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 2, 2020, Firsthand Technology Value Fund, Inc., held its Annual Meeting of Shareholders to (1) elect two directors; (2) ratify the selection of Tait Weller & Baker LLP as the independent registered public accountant and (3) A non-binding stockholder proposal that the board seek and pursue any and all measures to enhance shareholder value. At the close of business on the record date, March 13, 2020, an aggregate of 6,893,056 shares of common stock were issued and outstanding.

Proposal 1. The Election of Director:

Nominee	For	Against/Withheld	Broker Non-Vote	Total Shares Voted
Kevin Landis	3,493,951	1,964,098	0	5,458,049
Kimun Lee	2,768,052	2,689,997	0	5,458,049

Pursuant to the foregoing votes, nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2. The ratification of the selection of Tait Weller & Baker as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Vote	Total Shares Voted
3,812,910	1,567,923	77,217	0	5,458,049

Proposal 3. A non-binding stockholder proposal that the board seek and pursue any and all measures to enhance shareholder value:

For	Against	Abstain	Broker Non-Vote	Total Shares Voted
2,025,675	852,589	57,610	2,522,175	5,458,049

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2020	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President